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                                                                    Exhibit (21)

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

      The Company is the owner of all of the issued and outstanding stock of the following corporations, except as noted below.

                                            State or Country of
  Name of Subsidiary                          Incorporation
  ------------------                        -------------------

  Apogee Enterprises International, Inc.        Barbados
  Prism Assurance, Ltd.                         Vermont
  W.S.A., Inc.                                  Minnesota
  Full Service, Inc.                            Minnesota
  Norment Industries, Inc.                      Delaware
  Harmon Contract, Inc. (1)                     Minnesota
  Norshield Corporation (1)                     Alabama
  Harmon Contract Asia, Ltd. (2)                Minnesota
  Harmon Contract Asia Sdn Bhd (3)              Malaysia
  Harmon Contract U.K., Limited (4)             United Kingdom
  Harmon Europe S.A. (5)                        France
  Harmon CFEM Facades (UK) Ltd. (6)             United Kingdom
  Harmon LTS (7)                                France
  Harmon/CFEM Facades S.A. (8)                  France
  Harmon Facalu S.A. (8)                        France
  Harmon Sitraco S.A. (8)                       France
  Viracon, Inc.                                 Minnesota
  Marcon Coatings, Inc. (9)                     Minnesota
  Viratec Thin Films, Inc. (10)                 Minnesota
  Viratec International, Inc. (11)              Barbados
  Viracon/Curvlite, Inc.                        Minnesota
  Tru Vue, Inc.                                 Illinois
  Harmon Glass Company                          Minnesota
  First Call, Inc.                              Florida
  Apogee Sales Corporation (12)                 South Dakota
  Harmon Glass of Canada Ltd. (12) (13)         Canada
  The Glass Depot, Inc.                         Minnesota
  The Glass Depot of New York, Inc. (14)        Minnesota
  Apogee Wausau Group, Inc.                     Wisconsin

(1)  Owned by W.S.A., Inc.
(2)  Owned by Harmon Contract, Inc.
(3)  Owned by Harmon Contract Asia, Ltd.
(4)  99.99%  owned by Harmon Contract, Inc. and .01% by Apogee Enterprises, Inc.
(5)  70% owned by various Apogee entities
(6)  99.99% owned by Harmon Europe S.A. and .01% by Apogee Enterprises, Inc.
(7)  99.5% owned by Harmon Europe S.A.
(8)  Owned by Harmon Europe S.A.
(9)  50% owned by Viracon, Inc.
(10) Owned by Marcon Coatings, Inc.
(11) Owned by Viratec Thin Films, Inc.
(12) Owned by Harmon Glass Company
(13) Inactive
(14) Owned by The Glass Depot, Inc.